                                                                       Exhibit 1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Doncasters plc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 10th day of July, 2001.

BOSTON PARTNERS ASSET MANAGEMENT, L.P.

By:      Boston Partners, Inc.
         its general partner

         By:      /s/ Mary Ann Iudice
                  -------------------
                  William J. Kelly
                  Treasurer and Senior Vice President
                  by:      Mary Ann Iudice
                           Attorney-in-Fact*


BOSTON PARTNERS, INC.

         By:      /s/ Mary Ann Iudice
                  -------------------
                  William J. Kelly
                  Treasurer and Senior Vice President
                  by:      Mary Ann Iudice
                           Attorney-in-Fact*


/s/ Mary Ann Iudice
-------------------
Desmond John Heathwood
by:      Mary Ann Iudice
         Attorney-in-Fact**





* Signed pursuant to a Power of Attorney executed by William J. Kelly (contained as Exhibit 24.2 to this Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001, and incorporated herein by reference).

**      Signed pursuant to a Power of Attorney executed by Desmond John
Heathwood (contained as Exhibit 24.1 to this Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001, and incorporated herein by reference).